Exhibit 3.1

LINCOLN ELECTRIC HOLDINGS, INC.

AMENDED AND

RESTATED CODE

OF REGULATIONS

ARTICLE I

SHARES

1.     Registration and Transfer of Certificates. Each shareholder of the Corporation whose shares have been fully paid for shall be entitled to a certificate or certificates showing the number of shares registered in his or her name on the books of the Corporation. Each certificate shall be signed by the Chairperson of the Board or the President or Vice-President of the Corporation and the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer. Shares shall be transferred only on the books of the Corporation by the holder thereof, in person or by Attorney, upon surrender and cancellation of certificates for a like number of shares.

2.     Substituted Certificates. The Board of Directors may authorize the issuance of a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed; in its discretion requiring the owner of the lost or destroyed certificate, or the legal representative, to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation; or, if in the judgment of the Board it is proper to do so, a new certificate may be issued without requiring any bond.

3.     Shareholders Entitled to Notice and to Vote. The Board of Directors may fix a time not exceeding 60 days preceding the date of any meeting of shareholders, or any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of such meeting, or to vote thereat, or to receive such dividends or rights, as the case may be, or in lieu thereof, the Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

ARTICLE II

MEETINGS OF SHAREHOLDERS

1.     Annual Meeting. The annual meeting of shareholders shall be held at such date, time and place within or outside of the State of Ohio as may be designated from time to time by the Board of Directors, for the election of Directors, the consideration of reports to be laid before the meeting, and the transaction or consideration of such other business as may be properly brought before the meeting in accordance with paragraph 6 of this Article II. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that an annual meeting of shareholders will not be held at any place, but may instead be held by means of communications equipment, subject to such guidelines and procedures as the Board of Directors may adopt from time to time. When an annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose. The Board of Directors may postpone, adjourn or otherwise modify the date and time of any previously scheduled annual meeting of shareholders.

2.     Special Meetings. Special meetings of the shareholders may be called by the President, or an Executive or Senior VicePresident, or the Chairperson of the Board of Directors, or by the Executive Committee, or by a majority of the Board of Directors, acting with or without a meeting, or by persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat (subject to the procedural requirements set forth in paragraph 6(c) of this Article II), at such place or places within or outside of the State of Ohio as may be designated in the call therefor, and notice thereof. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that a special meeting of shareholders will not be held at any place, but may instead be held by means of communications equipment. The Board of Directors may postpone, adjourn or otherwise modify the date and time of any previously scheduled special meeting of shareholders.

3.     Notice of Meetings. Subject to paragraph 6(c)(iv) of this Article II, notice of meetings of shareholders shall be given by the Secretary, or in his or her absence by the Chairperson of the Board or President or a Vice-President, and such notice shall state the purpose or purposes for which the meeting is called, the time and place, if any, where it is to be held, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, and shall be given to each shareholder of record entitled to vote at such meeting or entitled to notice thereof, at least ten days prior to the meeting. Notice may be given by personal delivery, mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom notice is given. If mailed or sent by overnight delivery service, the notice shall be sent to the shareholder at the shareholder’s address as it appears on the records of the Corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. Notice of any meeting of shareholders may be waived by the assent of the shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

4.     Quorum. The holders of a majority of the shares issued and outstanding, entitled to vote, present in person, by proxy, or by the use of communications equipment at any meeting of shareholders shall constitute a quorum for such meeting, unless a larger number is required by the laws of Ohio, in which case the number required by the laws of Ohio, present either in person or by proxy, shall constitute a quorum, but any less number may adjourn the meeting from time to time, until a quorum is obtained, and no further notice of such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

5.     Proxies. Each shareholder entitled to vote shall be entitled to one vote, either in person or by proxy, for each share of the Corporation standing in his or her name at the time of the closing of the books for such meeting. No proxy shall be valid after the expiration of 11 months from the date thereof, unless a longer time be specified therein. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

6.     Order of Business.

(a)     Order of Business Generally. The Chairperson of the Board, the Lead Director or an officer of the Corporation designated from time to time by (i) the Chairperson of the Board or (ii) a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors (the “Whole Board”) will call meetings of shareholders to order, will act as presiding officer thereof and may adjourn the meeting from time to time. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also in his or her sole discretion determine the order of business of the meeting and the rules of procedure therefor, and have the authority to regulate the conduct of any such meeting as he or she deems appropriate in his or her sole discretion, including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxy holders) that may attend the meeting, by ascertaining whether any shareholder or his or her proxy holder may be excluded from the meeting based upon a determination by the presiding officer that any such person has disrupted or is likely to disrupt the proceedings thereat, by determining the circumstances in which any person may make a statement or ask questions at the meeting, by ruling on all procedural questions that may arise during or in connection with the meeting, and by determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting.

(b)     Business to be Conducted at an Annual Meeting.

i.

At an annual meeting of shareholders, only such business will be transacted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a Director, which is governed by Article V) must be (A) specified in the notice of the annual meeting or any supplement thereto, (B) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (C) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with this paragraph 6.

ii.

For business to be properly requested by a shareholder to be brought before an annual meeting, (A) the shareholder must be a shareholder of the Corporation of record as of the date that the shareholder gives written notice of the proposed business to the Secretary as required by this paragraph 6(b), (B) the shareholder must be entitled to vote at such annual meeting, (C) the shareholder must have given timely notice of the proposed business in proper written form to the Secretary, (D) if any Proposing Person (as defined in paragraph 6(e) of this Article II) has provided the Corporation with a Proposal Solicitation Notice, as defined below, such Proposing Person must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Corporation entitled to vote required to approve such business and included in such materials the Proposal Solicitation Notice, and (E) the proposed business must be a proper matter for shareholder action under the laws of the State of Ohio.

iii.

To be timely, a shareholder’s notice must be delivered to or received by the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the date of the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the tenth calendar day following the day on which public disclosure of the date of such annual meeting is first made. In no event will the adjournment or postponement of an annual meeting (or public disclosure of any such adjournment or postponement) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

iv.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Regulations or the Articles of Incorporation of the Corporation (the “Articles”), the language of the proposed amendment), and the reasons why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its shareholders, (B) the name and address, as they appear on the Corporation’s books, of each Proposing Person, (C) the class and series and number of shares of capital stock of the Corporation that are directly or indirectly owned beneficially and of record by each Proposing Person (including any shares as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time), (D) a description of all arrangements or understandings between or among each Proposing Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such shareholder and any material interest of such shareholder or beneficial owner(s) in such business, (E) a description of (1) any option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) or other synthetic arrangement having characteristics of a long position), assuming for purposes of these Regulations presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by each Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (2) each other direct or indirect right or interest that may enable any Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (E) being a “Derivative Interest”), (F) a description of any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which any Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person, (G) a description of any contract, agreement, arrangement, understanding or relationship involving any Proposing Person that includes any repurchase or similar so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk or increase or decrease voting power with respect to any capital stock of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation, (H) a description of any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which any Proposing Person is a party, (I) a description of any rights directly or indirectly held of record or beneficially by any Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (J) any equity interests, including any convertible, derivative or short interests, held by any Proposing Person in any principal competitor of the Corporation, (K) a description of any performance-related fees (other than an asset-based fee) to which any Proposing Person or any affiliate or immediate family member thereof may be entitled as a result of any increase or decrease in the value of shares of the Corporation or Derivative Interests, (L) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person, if any; (M) whether any Proposing Person intends, or is part of a group that intends, to (1) deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote required to approve such business or (2) engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the proposal or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation (an affirmative statement of such intent, a “Proposal Solicitation Notice”), (N) any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such shareholder in support of the business proposed to be brought before the meeting, and (O) a representation that such shareholder providing notice of the business desired to be brought before the annual meeting is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to remain so through the annual meeting and intends to appear at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing, (x) in order to include information with respect to a shareholder proposal in the Corporation’s proxy statement and form of proxy for an annual meeting of shareholders, a shareholder must provide notice as required by, and otherwise comply with, all of the applicable requirements of the Exchange Act, and (y) nothing herein will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

v.

The information required to be included in a shareholder’s notice to the Secretary pursuant to paragraph 6(b)(iv) must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct on the record date of the annual meeting and as of the date that is ten business days prior to the annual meeting or any adjournment or postponement thereof; which update shall be delivered to the Secretary no later than five business days after the record date for the annual meeting and not later than eight business days prior to the date of the annual meeting.

(c)     Business to be Conducted at a Special Meeting; Special Meetings Called by Shareholders.

i.

At a special meeting of shareholders, only such business may be transacted or considered as is properly brought before the special meeting. To be properly brought before a special meeting, business must be (A) specified in the notice of the special meeting or any supplement thereto and in the case of a special meeting called by shareholders of the Corporation, specified in the written request for the call of the special meeting, or (B) otherwise properly brought before the special meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

ii.

To properly request the call of a special meeting of shareholders pursuant to paragraph 2 of this Article II, the requesting shareholder(s) must (A) deliver either in person or by registered mail to the President or the Secretary a request in proper written form signed by each requesting shareholder and (B) comply with all applicable requirements of paragraph 6(c)(iii) of this Article II.

iii.

In order for a shareholder’s request for the call of a special meeting to be in proper written form, the request must set forth (A) the reasons why the business or proposals proposed to be considered at such special meeting could not be addressed at an annual meeting of shareholders, and (B) the information set forth in paragraph 6(b)(iv) of this Article II (except that for purposes of this paragraph 6(c), any reference in paragraph 6(b)(iv) of this Article II to “annual meeting” will be deemed to be a reference to the “special meeting” contemplated by this paragraph 6(c)). The information required to be included in a shareholder’s request for the call of a special meeting pursuant to this paragraph 6(c) must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct on the record date of the special meeting and as of the date that is ten business days prior to the special meeting or any adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable.

iv.

If a call of a special meeting is properly requested, the Board of Directors will fix a record date for such special meeting and notice of the special meeting will be given to the shareholders entitled to notice of such meeting in accordance with these Regulations. If such notice is not given within 15 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in paragraph 3 of this Article II.

(d)     Determination as to Whether Business is Properly Brought Before a Meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the determination of whether any business sought to be brought before any annual or special meeting of shareholders is properly brought before such meeting in accordance with this paragraph 6 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be transacted or considered. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph 6(d), to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized to act for such shareholder as proxy at the meeting and such person must produce written evidence of such authority at the meeting.

(e)     Certain Definitions.

i.

As used in these Regulations, “Proposing Person” means (A) the shareholder providing the request for a special meeting of the shareholders or notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the request for a special meeting of the shareholders or notice of business proposed to be brought before the annual meeting is given, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

ii.

As used in these Regulations, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or furnished by the Corporation to its shareholders.

ARTICLE III

BOARD OF DIRECTORS

1.     Number and Election. Except where the law, the Articles or these Regulations require action to be authorized or taken by shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors. The election of Directors shall be by ballot and shall be held at the annual meeting of shareholders or at a special meeting called for that purpose. The minimum number of the Directors of the Corporation shall be five and the maximum number of the Directors of the Corporation shall be 15. Subject to such minimum and maximum, the number of Directors may be fixed or changed (a) at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation entitled to vote generally in the election of Directors and (b) by the Directors, by the vote of a majority of their number, who may also fill any Director’s office that is created by an increase in the number of Directors. Each Director shall be elected for a term expiring at the next annual meeting of shareholders and until the election of his or her successor.

2.     Vacancy and Removal. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal; provided, however, that all Directors or any individual Director may be removed from office, without assigning any cause, only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock entitled to vote generally on the election of Directors.

3.     Resignation. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall become effective from the time of its receipt by the Corporation, and the Secretary shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

4.     Meetings. Directors may meet at such times and at such places within or outside of the State of Ohio as they may determine. Special meetings of the Board of Directors may be called by the Chairperson of the Board or the President on one day’s notice to each Director by whom such notice is not waived, given by personal delivery, mail, telephone, facsimile, e-mail or any other means of communication authorized by the Director, and will be called by the Chairperson of the Board or the President, in like manner and on like notice, on the written request of not less than one-third of the Directors then in office. Notwithstanding the foregoing, meetings of Directors need not be held at a place and may be held through any communications equipment if all persons participating can hear each other, and such participation in a meeting will constitute presence in person at the meeting. A majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

5.     By-Laws. The Board of Directors may adopt By-Laws for its own government not inconsistent with the Articles or these Regulations.

ARTICLE IV

INDEMNIFICATION AND INSURANCE

1.     Indemnification of Directors and Officers.

(a)     The Corporation shall indemnify any Director or officer of the Corporation, and any former Director or officer of the Corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or an officer of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time by the laws of the State of Ohio, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)     The indemnification authorized by this Section 1(a) of this Article IV shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under Section 1(a) of this Article IV or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(c)     No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

2.     Indemnification of Others.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time by the laws of the State of Ohio, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

3.     Liability Insurance.

The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article IV. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

ARTICLE V

NOMINATION OF

DIRECTOR CANDIDATES

1.     Notification of Nominees.

(a)     Nominations for the election of Directors may be made only at an annual meeting of shareholders or a special meeting of shareholders duly called for the purpose of electing directors and only (i) by or at the direction of a majority of the Directors then in office or a committee appointed by the Board of Directors or (ii) by any shareholder who (A) is a shareholder of the Corporation of record as of the date the shareholder gives written notice of the nomination to the Secretary as required by this paragraph 1 and at the time of the annual or special meeting, (B) is entitled to vote in the election of Directors at such annual or special meeting, and (C) makes the nomination(s) pursuant to timely notice in proper written form to the Secretary in accordance with the procedures set forth in this paragraph 1. A shareholder is not entitled to have its nominees included in the Corporation’s proxy materials solely as a result of such shareholder’s compliance with the provisions of this Article V, except in accordance with Rule 14a-19 under the Exchange Act and other applicable requirements of state and federal law.

(b)     For nominations of persons for election as Directors at an annual meeting to be timely, a shareholder’s notice must be delivered to or received by the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the date of the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the tenth calendar day following the day on which public disclosure of the date of such annual meeting is first made. For nominations of persons for election as Directors at a special meeting duly called for that purpose to be timely, a shareholder’s notice must be delivered to or received by the Secretary at the principal executive offices of the Corporation not less than 90 calendar days nor more than 120 calendar days prior to the date of the special meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so delivered not later than the close of business on the tenth calendar day following the day on which public disclosure of the date of such special meeting is first made. In no event will the adjournment or postponement of an annual or special meeting (or public disclosure of any such adjournment or postponement) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)     To be in proper written form, a shareholder’s notice to the Secretary must set forth or include (i) (A) as to each Nominating Person (as defined in paragraph 1(e) of this Article V), the information set forth in clauses (B) through (O) of paragraph 6(b)(iv) of Article II (except that for purposes of this Article V, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places where it appears in paragraph 6(b)(iv) of Article II, the term “elect” will be substituted for the term “approve” in all places where it appears in paragraph 6(b)(iv) of Article II and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Article V), (B) a written representation as to whether such Nominating Person intends, or is part of a group that intends, to solicit proxies in support of Director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act and (C) for any Nominating Person that the shareholder’s notice indicates intends, or is part of a group that intends, to solicit proxies in support of Director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act, a written agreement (in the form provided by the Secretary upon written request), on behalf of such Nominating Person and any group of which it is a member, pursuant to which such Nominating Person acknowledges and agrees that (1) the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s nominees, notwithstanding that proxies or votes in favor thereof may have been received by the Corporation, if such Nominating Person (i) notifies the Corporation that such Nominating Person no longer intends, or is part of a group that no longer intends, to solicit proxies in support of Director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act or (ii) fails to comply with Rules 14a-19(a)(2) and (3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), and (2) if any Nominating Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such Nominating Person shall deliver to the Secretary, (i) no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied and (ii) as to each person whom the shareholder giving notice proposes to nominate for election as a Director: (A) all applicable information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to paragraph 6(b)(iv) of Article II (excluding clauses (M) and (O) thereof) if such proposed nominee were a Nominating Person,

(B) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement, proxy materials or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in any proxy materials as a nominee and to serve as a Director of the Corporation if elected), (C) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, any other material relationships, between or among such Nominating Person and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (D) a completed questionnaire (in the form provided by the Secretary upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made, and (E) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is qualified and if elected intends to serve as a Director of the Corporation for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a Director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director of the Corporation that has not been disclosed therein, and (4) if elected as a Director of the Corporation, would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any Nominating Person to furnish such other information as may be reasonably required by the Corporation or one of its representatives, acting in good faith, to determine the Nominating Person’s compliance with these Regulations or the accuracy and completeness of any notice or solicitation given or made on behalf of such Nominating Person or any proposed nominee to furnish such other information as may be reasonably required by the Corporation or one of its representatives, acting in good faith, to determine the qualifications and eligibility of such proposed nominee to serve as a Director of the Corporation.

(d)     The information required to be included in a shareholder’s notice to the Secretary pursuant to paragraph 1(c) of this Article V must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct on the record date of the annual or special meeting and as of the date that is ten business days prior to the annual or special meeting or any adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable.

(e)     For purposes of this Article V, “Nominating Person” means (i) the shareholder providing the notice of the nomination proposed made to be at an annual or special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual or special meeting is given, and (iii) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

(f)     If (i) any Nominating Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (ii) such Nominating Person subsequently either (A) notifies the Corporation that such Nominating Person no longer intends to, or is part of a group that no longer intends to, solicit proxies in support of Director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act or (B) fails to comply with the requirements of Rules 14a-19(a)(2) and (3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s nominees, notwithstanding that proxies or votes in favor thereof may have been received by the Corporation. If any Nominating Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such Nominating Person shall deliver to the Secretary, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

2.     Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with paragraph 1 above, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to paragraph 1 above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

3.     Compliance with Procedures. Unless otherwise determined by the Board of Directors prior to the annual or special meeting, the determination of whether any nomination for the election of Directors is properly made in accordance with this Article V will be made by the presiding officer of such annual or special meeting. If the presiding officer determines that any nomination is not properly made, he or she will so declare to the meeting and the defective nomination will be disregarded, notwithstanding that proxies or votes in favor thereof may have been received by the Corporation. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting to present a nomination, such nomination shall not be made, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph 3, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized to act for such shareholder as proxy at the annual or special meeting and such person must produce written evidence of such authority at the annual or special meeting. Notwithstanding the foregoing, a shareholder must also provide notice as required by, and otherwise comply with, all of the applicable requirements of the Exchange Act, including Rule 14a-19 thereunder, and the laws of the State of Ohio with respect to the matters set forth in this Article V. Nothing herein shall be deemed to affect any rights of shareholders to request inclusion of nominations in the Corporation’s proxy materials pursuant to applicable rules and regulations promulgated under the Exchange Act.

ARTICLE VI

COMMITTEES

1.     Creation and Election. The Board of Directors may create, from time to time and from its own number, an Executive Committee or any other committee or committees of the Board of Directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of the authority of the Board of Directors other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Committees shall consist of one or more Directors as appointed by the Board of Directors. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

2.     Quorum and Action. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Article VI shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

ARTICLE VII

OFFICERS

1.     Officers. The Corporation may have a Chairperson of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Chief Financial Officer (who shall serve as Treasurer under Ohio law). The Corporation may also have one or more Vice-Presidents and such other officers and assistant officers as the Board of Directors may deem necessary. All of the officers and assistant officers shall be elected by the Board of Directors.

2.     Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VIII

COMPENSATION OF DIRECTORS AND

OFFICERS

The compensation of the Directors and officers of the Corporation shall be such as the Board of Directors may from time to time designate.

ARTICLE IX

AMENDMENTS

These Regulations may be altered, changed, amended or repealed (a) by the Directors, to the extent permitted by Ohio law, or (b) by the shareholders (i) by the written consent of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation, or (ii) at a meeting of shareholders called and held for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise not less than a majority of the voting power of the Corporation; provided, however, that paragraph 6 of Article II of these Regulations, paragraphs 1 and 2 of Article III of these Regulations and all of Articles V and IX of these Regulations shall not be altered, changed, amended or repealed by the shareholders, nor shall any provision inconsistent with such provisions be adopted by the shareholders, without the affirmative vote of the holders of record of shares entitling them to exercise not less than two- thirds of the voting power of the Corporation entitled to vote generally in the election of Directors.

ARTICLE X

FORUM FOR ADJUDICATION OF

DISPUTES

1.     Forum.

(a)     Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Ohio General Corporation Law or the Articles or these Regulations (as any of the foregoing may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the state or federal courts of the State of Ohio. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Ohio (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Ohio in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. This paragraph 1(a) of Article X will not apply to any claim arising under the Securities Act of 1933 or the Exchange Act.

(b)     Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933.

(c)     Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

2.     Enforceability. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

As Amended on November 3, 2009, April 24, 2014, February 18, 2019, October 19, 2021 and February 15, 2023